Exhibit 99.1

Hall of Fame Resort & Entertainment Company Appoints Hall of Famer Marcus LeMarr Allen to its Board of Directors

CANTON, OHIO – Aug. 8, 2022 -- Hall of Fame Resort & Entertainment Company (“HOFV” or the “Company”) (NASDAQ: HOFV, HOFVW), the only resort, entertainment and media company centered around the power of professional football, today announced it has appointed NFL Hall of Fame running back Marcus LeMarr Allen to its Board of Directors, effective immediately. Allen will be a valuable resource to the Board, bringing to the Company a unique perspective that will imbue the essence of professional football into business initiatives and ultimately help drive revenue and strengthen the HOFV brand.

“We are incredibly excited to welcome Marcus, a true living legend in the game of pro football, to the HOFV Board of Directors,” said Michael Crawford, president and CEO of HOFV. “As a Hall of Famer, he brings a deep wealth of knowledge to our athletic and events operations, in addition to having the ability to forge meaningful connections with our guests and with sports fans everywhere. Marcus will be a key ambassador for the HOFV brand and the Hall of Fame Village, and we very much look forward to his input as a full-time Board member.”

“It’s been incredible to witness the progress that the Hall of Fame Resort & Entertainment Company has made over the past two years. Seeing has definitely been believing as I’ve been able to experience first-hand during this past Enshrinement Week all that the Hall of Fame Village has to offer its guests and fans. I’m excited to represent this remarkable company and contribute to its future success as a member of its board of directors,” said Marcus Allen.

Allen is the only player in history to win a high school state championship, college national championship, Super Bowl, Maxwell Award, Doak Walker Award, Heisman Trophy, Rookie of the Year, Team MVP, NFL MVP, Super Bowl MVP, Comeback Player of the Year, and be inducted into the College Football Hall of Fame and Pro Football Hall of Fame. Following a successful college career at the University of Southern California, his 16 NFL seasons were split between the Los Angeles Raiders and Kansas City Chiefs. He racked up 12,243 rushing and 5,411 receiving yards as well as 145 touchdowns during his professional career.

In 1998, Allen joined the broadcast team for CBS’s The NFL Today, a pre-game show for the network’s NFL programming. He later went on to cover college football for FOX Sports, and has also worked as a keynote speaker, actor, and writer.

About Hall of Fame Resort & Entertainment Company

Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV, HOFVW) is a resort and entertainment company leveraging the power and popularity of professional football and its legendary players in partnership with the Pro Football Hall of Fame. Headquartered in Canton, Ohio, the Hall of Fame Resort & Entertainment Company is the owner of the Hall of Fame Village powered by Johnson Controls, a multi-use sports, entertainment and media destination centered around the Pro Football Hall of Fame's campus. Additional information on the Company can be found at www.HOFREco.com.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words and phrases such as “opportunity,” “future,” “will,” “goal,” “enable,” “pipeline,” “transition,” “move forward,” “towards,” “build out,” “coming” and “look forward” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors that may affect actual results or outcomes include, among others, the Company’s ability to manage growth; the Company’s ability to execute its business plan and meet its projections, including obtaining financing to construct planned facilities; potential litigation involving the Company; changes in applicable laws or regulations; general economic and market conditions impacting demand for the Company’s products and services, and in particular economic and market conditions in the resort and entertainment industry; the effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and the Company’s liquidity, operations and personnel; increased inflation; the inability to maintain the listing of the Company’s shares on Nasdaq; and those risks and - discussed from time to time in our reports and other public filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media/Investor Contacts:

For Hall of Fame Resort & Entertainment Company

Media Inquiries: public.relations@hofreco.com